UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

WideOpenWest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38101	46-0552948
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7887 East Belleview Avenue, Suite 1000 Englewood, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 479-3500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Tom McMillin from the Board of Directors

On April 24, 2024, Tom McMillin delivered notice of his resignation from the Board of Directors (the “Board”) of WideOpenWest, Inc. (the “Company”) effective May 17, 2024. The Company accepted his resignation as of such date and is deeply appreciative of the many years of service contributed to the Company by Mr. McMillin. His resignation was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Appointment of Jose Segrera to the Board of Directors

On April 24, 2024, the Board appointed Jose Segrera to the Company’s Board to fill the vacancy resulting from the resignation of Mr. McMillin, effective May 17, 2024 (the “Appointment Time”). Mr. Segrera was appointed as a Class II director, with a term expiring at the Company’s 2025 annual meeting of stockholders. Mr. Segrera will also chair the Audit Committee of the Board (the “Audit Committee”) effective as of the Appointment Time.

Mr. Segrera has been an executive, board member and advisor in the technology infrastructure, cybersecurity and software sectors for over 30 years. Mr. Segrera co-founded Segrera Associates, a professional recruiting and staffing firm and an active advisor to technology organizations, in March 2011, and currently serves as Partner. He also has served on the board of directors and as member of the audit committee of Mac Stadium, a private company and provider of enterprise-class cloud solutions for Mac and iOS application development, since May 2017 and as an advisory Chief Financial Officer at Later, a social media management and influencer management SAAS business, since September 2023. From 2017 to 2022, Mr. Segrera served as an Advisor at Lumu Technologies, a cyber-security company. From 2017 to 2020, he was a member of the board of directors and strategic advisor to iUvity, a provider of digital banking and cyber-fraud detection and mitigation software. Previously, from September 2000 to April 2011, Mr. Segrera served as the Chief Financial Officer at Terremark Worldwide, a provider of data center and cloud services to the Global 1000 and government entities, where the team successfully grew the business resulting in its 2011 sale to Verizon. From December 1997 to August 2000, Mr. Segrera was the Corporate Controller and then Chief Financial Officer at FirstCom Corporation, a provider of data and telecommunications services to business customers in South America, which was successfully sold to AT&T in 2000. Mr. Segrera was previously a manager at KPMG from December 1992 to November 1997. Mr. Segrera received a Bachelor of Business Administration degree and a Master of Accounting degree from the University of Miami.

Mr. Segrera was selected to serve on the Board and to chair the Audit Committee because of his experience as Chief Financial Officer at two public companies, his public accounting experience, and his other knowledge and operating expertise developed over years of experience in many industries, along with his leadership skills and strategic guidance.

Mr. Segrera is an independent director and the Board has determined that Mr. Segrera satisfies all applicable requirements to serve on the Audit Committee, including without limitation the applicable requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Segrera qualifies as an “audit committee financial expert” in accordance with SEC rules.

Mr. Segrera will be compensated in accordance with the Company’s non-employee director compensation program.

A copy of the press release announcing the appointment of Mr. Segrera is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated April 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEOPENWEST, INC

Date: April 29, 2024	By:	/s/ John Rego
John Rego
Chief Financial Officer

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